LEASE AGREEMENT

1. BASIC LEASE TERMS

   a. DATE OF LEASE (for reference purposes only): **August 8, 2013**

   b. TENANT: **Mary Jane Entertainment, LLC, a Colorado limited liability company**
   Business Name: **Mary Jane Entertainment**
   Address (Premises): **625 East 70th Avenue, Unit 5, Denver, CO 80229**
   Address (Notice): same as above.

   c. LANDLORD: **Washington Commerce Center, LLC, an Oregon limited liability company**
   Address (For Notices): **c/o Compton Dando 12445 E. 39th Ave., Ste. 202, Denver, CO 80239**, or to such other place from time to time designated.

   d. LANDLORDS DESIGNATED AGENT/PROPERTY MANAGER: **Compton Dando, Inc.**

   e. TENANT'S USE OF PREMISES: **General office, storage and light manufacturing.**

   f. PREMISES AREA: **4,000** +/- rentable square feet

   g. TERM OF LEASE: **Commencement Date: September 1, 2013** **Expiration Date: November 30, 2018**
   (Tenant shall have early access to the premises upon lease signing at no charge. During early access this lease shall be in full force and affect.)

   h. TENANT NOTICE TO VACATE: Under every circumstance, Tenant must provide Landlord with a **sixty (60)** day written notice of Tenant's intent to terminate and vacate these premises either on or after the expiration date.

   i. INITIAL MONTHLY RENT: **$2,699.00**

Effective Date of Rent Adjustment	Adjusted Monthly Rent
December 1, 2014	$ 2,779.97
December 1, 2015	$ 2,863.37
December 1, 2016	$ 2,949.27
December 1, 2017	$ 3,037.75

   j. TOTAL SECURITY DEPOSIT: $2,699.00 (received on _____)

   k. PERSONAL GUARANTORS: If applicable, the obligations of the Tenant under the lease are to be personally guaranteed. See Lease Guaranty Exhibit.

2. PREMISES AS IS. Landlord leases to Tenant the premises described in Section 1 and in Exhibit **A** (the "Premises"). By entry on the Premises, Tenant acknowledges that it has examined the Premises and accepts the Premises in its move-in condition.

3. LEASE TERM. The term of this Lease is for the period set forth in Section 1(g). If Landlord, for any reason, cannot deliver possession of the Premises to Tenant on the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from such delay. In the event Landlord cannot deliver the Premises within ninety (90) days of the Commencement Date, Tenant sole and exclusive remedy shall be to declare the Lease null and void and shall be entitled to a full refund of the security deposit.

4. RENT PAYMENT. Tenant shall pay Landlord monthly rent in the amount set forth in Section 1(i), which shall be payable monthly on or before the first day of each calendar month. All rent shall be paid to Landlord, at the address shown in Section 1(c), or such other place as Landlord may designate in writing from time to time. All rent shall be paid without prior demand or notice and without any deduction or offset whatsoever. All rent due for any partial month shall be prorated at the rate of 1/30th of the total monthly rent per day. If any rent or other sum due from Tenant is not received by the fifth (5th) day of any month of this Lease, Tenant shall pay to Landlord an additional sum equal to ten percent (10%) of such overdue payment. All such delinquent rent or other sums, plus this late charge shall bear interest at twelve percent (12%) per annum. Any payments of any kind returned by your financial institution will be subject to an additional handling charge of $35.00, and thereafter, Landlord may require Tenant to pay the next three payments of rent or other sums due by money order or cashier's check. All monetary obligations to be paid by Tenant under the terms of this Lease shall constitute additional rent.

5. SECURITY DEPOSIT. Upon execution of this Lease, Tenant shall deliver the security deposit set forth in Section 1(j) with Landlord. If Tenant shall be in default in payment of rent or any other sum due Landlord as additional rent, Landlord may apply all or a part of the security deposit for such payment. Landlord may also apply all or a part of the deposit to repair and restore the Premises during or upon the termination of the tenancy created by this Lease. Landlord's obligation with respect to the deposit is that of a debtor and not a trustee, and Landlord can co-mingle the security deposit with Landlord's general funds. Landlord shall not be required to pay Tenant interest, nor shall acceptance of the deposit constitute Landlord's acceptance of this Lease. If Tenant is not in breach at the termination of this Lease, Landlord shall return the deposit to Tenant.

6. CONDUCT OF TENANT AND GUESTS. Tenant shall not violate any governmental law in the use of the premises, commit waste, create a nuisance or otherwise interfere with the quiet use and enjoyment of other tenants. Tenant shall be responsible for all costs required to mitigate any nuisance or interference with other tenants. The most common issues are related to noise and smell. The Tenant, its invitees, agents, and contractors shall not annoy, molest, or interfere with any other tenant.

7. PETS. No pets or animals of any kind shall be brought on the premises without the prior written consent of the Landlord. In the event that such written consent is given, the Tenant agrees to keep such pet restrained at all times, and not to allow pet to disturb any neighbors, and to keep the Premises clean and odorless.

8. USE OF PREMISES.

a. Permitted Use. Tenant shall use and occupy the Premises only for the agreed Use of Premises, and for no other purpose.

b. No Warranty as to Use or Zoning. Tenant hereby acknowledges that Landlord has not made any representation or warranty to Tenant with regard to the suitability of the Premises for Tenant's intended use, or the applicability of any zoning or other land use law, regulations, or other restrictions which may be applicable to Tenant's intended use of the Premises. It is Tenant's sole responsibility to verify and determine the suitability of the Premises for Tenant's intended use, occupancy type and applicability of zoning or other land use law, regulation, or other restrictions.

c. Occupancy Type, Permits, Licenses. Should any governmental authority require any improvements, modifications, certificates of occupancy, licenses, and/or permits of any kind, including but not limited to, a Conditional Use Permit due to Tenant's use and/or occupancy of the Premises, it shall be provided by Tenant, at Tenant's sole cost and expense.

d. Hazardous Substance.

1) Tenant will not bring any hazardous substances onto the Premises. Hazardous substances mean any substance defined as environmentally hazardous under any federal, state or local laws. Notwithstanding the foregoing, Tenant may use any ordinary and customary materials reasonably required to be used in the normal course of the agreed Use of Premises, so long as such use is in compliance with all laws, and is not a Reportable Use.

2) Duty to Inform Landlord. Tenant immediately shall notify Landlord in writing of: any spill, release, discharge, or disposal of any hazardous substance upon, in, or about the Premises.

3) Tenant Remediation. Tenant shall not cause or permit any hazardous substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Tenant's expense, take all investigatory and/or remedial action reasonably recommended for the cleanup of any contamination of security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Tenant, or involving any hazardous substance brought onto the Premises by or for Tenant, or any third party.

4) Indemnification of Landlord. Tenant shall indemnify, defend and hold Landlord, its agents, employees, and mortgagees, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Tenant, its employees, agents, contractors, or invitees. Tenant's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances.

9. SIGNS. All signage shall comply with rules and regulations set forth by Landlord as may be modified from time to time. Current rules and regulations relating to signs are described as follows: (a) Tenant shall place company name or logo on suite window unless sign blank has been provided, (b) if sign blank has been provided, Tenant shall place company name/logo on sign blank only, (c) the sign blank must have a size, shape, composition, design, and color to be specified by Landlord; and (d) the style and size of the individual company's name may vary on the sign blank, **subject to Landlord's written approval**. **Tenant shall submit a sketch of all proposed signs to the Landlord for written approval.** Tenant shall be responsible for its cost. All signs are the property of the Landlord. Tenant shall not place anything on, against, or near any glass partitions, doors or windows without Landlord's prior written consent.

10. PARKING. Landlord grants to Tenant and Tenant's customers, suppliers, employees and invitees, a non-exclusive license to use the designated parking areas in the Project for the use of motor vehicles only and shall not overburden parking. Landlord reserves the right to establish rules and regulations on parking, including some specific rules (but not limited to) the following: (a) all automobiles must be operational and have current license plate tags (no wrecked or unsightly vehicles); (b) no overnight parking; and no parking of recreational vehicles, boats, trailers, and inoperative vehicles; (c) the number of automobiles allowed is restricted to the Tenant's prorate share of available parking spaces; (d) Tenants shall keep parking area clean of oil drippings and shall not repair vehicles outside of business unit; (e) parking areas shall not be used for additional storage. Landlord may designate parking for individual tenants. Any violation of these rules and regulations are subject to the remedies included in Section 21 of this lease.

11. UTILITIES: WHO PAYS WHAT. Tenant shall contract direct for garbage and directly pay for all gas, heat, light, power, electricity, telephone, cable/internet or other service metered utilities. If utilities are not separately metered to the Premises, Landlord may install sub-meters in the future or make a reasonable allocation of any utility expenses to the Tenant (including but not limited to water and sewer). All common areas shall be kept free of garbage, debris, and Tenant garbage bins with the exception of the Tenant's bins on the scheduled garbage pick-up day. Tenant shall be responsible for notifying the appropriate utility provider on or before the commencement date for the purpose of activating and/or placing such utilities in the Tenant's name. If Tenant fails to notify the appropriate utility provider and as a result Landlord incurs any additional expenses, such expenses will be charged to Tenant.

12. CONDITION OF THE PREMISES. Tenant has thoroughly examined the Premises. Tenant acknowledges that all items are in operative and satisfactory condition. Tenant shall upon discovery immediately advise Landlord, in writing of any condition on the Premises which adversely affects the usability thereof. Failure to so notify the Landlord in writing shall be deemed an admission that such condition does not adversely affect the usability of the Premises.

13. MAINTENANCE: WHO DOES WHAT. Landlord shall maintain the exterior of the space, the structural parts of the Premises. This includes only the foundations, bearing walls (excluding glass), and roof, the unexposed electrical, plumbing and sewerage systems (excluding tenant's negligence), those portions of the systems lying outside the Premises, gutters and down spouts on the Project. Tenant maintains interior of space. Except as provided above Tenant shall maintain and provide repairs or replacements necessary to maintain the Premises in good condition at Tenant's sole expense, including, without

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limitation, repair, upkeep, and replacement of all mechanical equipment (including HVAC), maintaining and repairing all walls, floors, ceilings, interior doors, exterior doors (including entryway and roll-up/garage doors), and interior windows and fixtures as well as damage caused by Tenant, its agents, employees or invitees. Tenant shall be responsible for the maintenance and service of all fire extinguishers.

Without relieving Tenant of liability resulting from Tenant's failure to perform good maintenance practices on the mechanical/HVAC equipment, if the cost to repair the equipment is greater than 50% of the cost to replace it as determined by the Landlord, then the item will be replaced by the Landlord. The cost of replacement will be prorated between the parties and Tenant shall only be obligated to pay, for the number of months the Tenant has occupied space at the property, an amount equal to 1/144th of the replacement cost for every month the Tenant has occupied the property.

14. INTERIOR ALTERATIONS BY TENANT. Tenant shall not paint, change locks, install lighting fixtures or otherwise redecorate or make alterations to the premises without the prior written consent of Landlord. Any alterations made shall remain on and be surrendered with the Premises upon expiration or termination of the Lease, except that Landlord can elect to require Tenant to remove any alterations which Tenant may have made to the Premises during its tenancy. If Landlord so elects, at its own cost Tenant shall restore the Premises to the condition designated by Landlord in its election, before the last day of the term. Tenant shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence in compliance with applicable laws and codes. Tenant shall pay all costs for such construction and shall keep the Premises and the Project free and clear of all mechanics liens which may result from construction by Tenant.

15. TENANT RELEASE AND INDEMNITY TO LANDLORD. Tenant agrees that Landlord shall not be liable to Tenant for any damages to Tenant or Tenant's property from any cause, and Tenant waives all claims against Landlord for damage to persons or property arising for any reason, except for damage resulting directly from Landlord's gross negligence or willful misconduct. Tenant shall indemnify and hold Landlord harmless from all damages and/or claims arising out of any damage to any person or property occurring in, on or about the Premises or Tenant's use of the Premises or Tenant's breach of any term of this Lease.

16. REQUIRED INSURANCE. Tenant, at its cost, shall maintain public liability and property damage insurance and product liability insurance with a single combined liability limit of at least $1,000,000, insuring against all liability of Tenant and its authorized representatives arising out of or in connection with Tenant's use or occupancy of the Premises. Landlord and its Designated Agent/Property Manager shall be named as additional insured and the policy shall contain cross-liability endorsements. On all its personal property, at its cost, Tenant shall maintain a policy of standard fire and extended coverage insurance with vandalism and malicious mischief endorsements and "all risk" coverage on all Tenant's improvements or alterations in the Premises for replacement of personal property and the restoration of Tenant's improvements or alterations. All insurance required to be provided by Tenant under this Lease shall release Landlord from any claims for damages to any person or the Premises and the Project, and to Tenant's fixtures, personal property, improvements and alterations in or on the Premises or the Project, caused by or resulting from risks insured against under any insurance policy carried by Tenant in force at the time of such damage. All insurance required to be provided by Tenant under this Lease (a) shall be issued by insurance companies authorized to do business in the state in which the Premises are located, (b) shall be issued as a primary policy; and (c) shall require at least thirty (30) days prior written notice of cancellation to Landlord and Landlord's lender, before cancellation or change in coverage, scope or amount of any policy. Tenant shall deliver a certificate or copy of such policy together with evidence of payment of all current premiums to Landlord prior to occupancy. Tenant's failure to provide evidence of such coverage to Landlord within ten (10) days of written request may, in Landlord's sole discretion, constitute a default under this Lease. Tenant shall carry business income and extra expense insurance with limits not less than one hundred percent (100%) of all charges payable by Tenant under this Lease for a period of twelve (12) months. Landlord does NOT insure Tenant for any personal injury or property damage, including that caused by the act or omission of any other tenant or third party or by any criminal act or activity, war, riot, insurrection, fire, or act of God.

17. FIRE OR CASUALTY. In case of damage, Landlord may elect to terminate this lease by notice in writing to Tenant within thirty (30) days after such date. If this lease is not terminated, Landlord shall, to the extent insurance proceeds are available, promptly restore the Premises to the condition existing just prior to the damage. Tenant shall promptly restore all damage to tenant improvements or alterations installed by Tenant or pay the cost of such restoration to Landlord if Landlord elects to do the restoration of such improvements. If Landlord restores the Premises, and damage was caused in connection with Tenants use of the Premises or Tenant is otherwise negligent then Tenant or Tenants insurance company will reimburse all Landlords restoration costs. Rent shall be reduced from the date of damage until the date restoration work being performed by Landlord is substantially complete, with the reduction to be in proportion the area of the Premises not useable by Tenant.

18. ASSIGNMENT OR SUBLEASE. Tenant shall not assign or encumber its interest in this Lease or the Premises or sublease all or any part of the Premises or allow any other person, entity to occupy without first obtaining Landlord's written consent. Any assignment, encumbrance or sublease without Landlord's written consent shall be voidable and at Landlord's election, shall constitute a default.

19. ESTOPPEL CERTIFICATE/SUBORDINATION FOR LANDLORD'S LENDER. Within ten (10) days after written notice, Tenant agrees to execute and deliver an estoppel certificate as submitted by Landlord. An estoppel certificate is a signed document that verifies the status and acknowledges the terms of the lease for lender or purchaser purposes. This Lease shall be subject to and subordinate to any mortgages, deeds of trust, or land sale contracts now or hereafter against the Project. Tenant agrees to execute any documents required to effectuate such subordination within ten (10) days after written demand. This means the rights of the Lease shall be secondary to any claim, lien, charge or liability attached to and binding upon the property itself.

20. DEFAULT. The occurrence of any of the following shall constitute a default by Tenant. (a) A failure to pay rent or other charge when due; (b) Failure to occupy and operate the Premises for eighteen consecutive days (Abandonment); or (c) Failure to perform any other provision of this Lease, within ten (10) days written notice from Landlord.

21. LANDLORD'S REMEDIES. Landlord shall have the following remedies if Tenant is in default. (These remedies are not exclusive; they are cumulative and in addition to any remedies allowed by law); Landlord may terminate Tenant's right to possession, or lock Tenant out of the Premises at any time in accordance with local statutes. Upon termination of Tenant's right to possession, Landlord has the right to recover from Tenant; (1) unpaid rent due at the time of termination of Tenant's right to possession; (2) rent that would have been earned after the date of termination of Tenant's right to possession; (3) any other amount, including court, attorney and collection costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default.

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In the event Landlord shall by conduct or otherwise waive any one portion or provision of this Lease, it shall not constitute a waiver of any covenant of this Lease. Failure by Landlord to enforce any term hereof or to exercise any right or remedy available to Landlord shall not be deemed a waiver by Landlord of Landlord's rights to enforce such terms. The acceptance of rent by Landlord with knowledge of a breach by Tenant shall not constitute a waiver of Landlord's right to enforce any term in this Lease.

22. LANDLORD ENTRY ON PREMISES. Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times for any of the following purposes: (a) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease; (b) to do any necessary maintenance; or (c) to do any other act or thing necessary for the safety or preservation of the Premises or the Project. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landlord's entry onto the Premises as provided in this Section 22. Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant's vaults and safes. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of the Premises without prior written consent of Landlord. If Landlord gives its consent in writing, Tenant shall furnish Landlord with a key for any such lock.

23. SUBORDINATION. This Lease shall be subject to and subordinate to any mortgages, deeds of trust, or land sale contracts (hereafter collectively referred to as encumbrances) now existing against the Project. At Landlord's option this lease shall be subject and subordinate to any future encumbrance hereafter placed against the Project (including the underlying land) or any modifications of existing encumbrances to evidence this subordination. Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any ground lease, mortgage, or deed of trust, as the case may be, and failing to do so within ten (10) days after written demand does hereby make, constitute, and irrevocably appoint Landlord as Tenant's attorney in fact and in Tenant's name, place, and stead, to do so.

24. NOTICE. Any notice, demand, request, consent, approval or communication desired by either party or required to be given, shall be in writing and served either personally or sent by first class mail, addressed as set forth in Section 1. Either party may change its address by notification to the other party. Notice shall be deemed to be communicated forty-eight (48) hours from the time of mailing, or from the time of personal service.

25. NO WAIVERS. In the event Landlord shall by conduct or otherwise waive any one portion or provision of this Lease, it shall not constitute a waiver of any covenant of this Lease. Failure by Landlord to enforce any term hereof or to exercise any right or remedy available to Landlord shall not be deemed a waiver by Landlord of Landlord's rights to enforce such terms. The acceptance of rent by Landlord with knowledge of a breach by Tenant shall not constitute a waiver of Landlord's right to enforce any term in this Lease.

26. LANDLORD LEGAL FEES. In the event of a default by Tenant, Tenant shall be responsible to Landlord for all costs incurred by the Landlord as a result of such default, including attorney's fees and costs of the suit, whether or not any action to enforce this Lease is filed.

27. SURRENDER OF PREMISES (MOVING OUT). Upon vacating the Premises, Tenant shall surrender to Landlord the Premises and all Tenant improvements and alterations in good condition, except for ordinary wear and tear, and except for alterations Tenant has the right or is obligated to remove under the provisions of Section 14 herein. This means in the same condition as received. Specifics related to the Vacating Tenant Policy are attached hereto and made a part hereof. Stains, odors, holes or tears of any size or kind in the carpeting, drapery or walls, among other conditions are considered "above and beyond" normal wear and tear. Tenant shall remove all personal property including, without limitation, all decorative improvements or fixtures and shall perform all restoration made necessary by the removal of any alterations before the expiration of the term, including for example, restoring all wall surfaces to their condition prior to the commencement of this Lease. Landlord can elect to retain or dispose of in any manner Tenant's personal property not removed from the Premises by Tenant prior to the expiration of the term. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of Tenant's personal property. Tenant shall be liable to Landlord for Landlord's cost for storage, removal or disposal of Tenant's personal property. If Tenant, with Landlord's consent, remains in possession of the Premises after expiration or termination of the term, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on written thirty (30) day notice. Tenant shall pay monthly rent during the holdover period in an amount equal to 150% of the rent for the last full calendar month during the regular lease term.

28. LIMITATION OF LIABILITY TO PROPERTY. The obligations of Landlord under this Lease do not constitute personal obligations of the individual members, managers, officers, or investors of Landlord, and Tenant shall look solely to the real estate that is the subject of this Lease and to no other assets of Landlord for satisfaction of any liability in respect of this Lease and will not seek recourse against the individual members, managers, officers, or investors of Landlord or any of their personal assets for such satisfaction or for any deficiency judgment should Tenant be unable to satisfy any liability owed to it. Tenant shall not name or serve any individual members, managers, officers, or investors of Landlord in any proceeding arising from this Lease. In no event shall Landlord be liable under this Lease for any consequential, special, or other similar types of damages, including, but not limited to damages from loss of business or business interruption, or punitive damages.

29. MISCELLANEOUS PROVISIONS.

a. **Time of Essence.** Time is of the essence of each provision of this Lease.

b. **Successor**. This Lease shall be binding on and insure to the benefit of the parties and their successors, except as provided in Section 18 herein.

c. **Landlord's Consent.** Any consent required by Landlord under this Lease must be granted in writing and may be withheld by Landlord in its sole and absolute discretion.

d. **Commissions.** Each party represents that they have not had dealing's with any real estate broker, finder or other person with respect to this Lease in any manner, except for the broker identified in Section 1, who shall be compensated by Landlord.

e. **Dispute Resolution.** The provision of this Section shall govern disputes between the parties, with the exception of issues related to termination of the tenancy by Landlord and unlawful detainer/eviction issues. Landlord and Tenant will attempt to resolve any dispute by communicating with each other in a personal meeting. If unsuccessful, then mediation will be utilized with the Landlord selecting the mediator. Tenant is required to mediate before taking further legal action in the formal court system. Landlord will pay cost of mediator.

f. **Landlord's Successors.** In the event of a sale or conveyance by Landlord of the Project, the same shall operate to release Landlord from any liability under this Lease, and in such event Landlord's successor in interest shall be solely responsible for all obligations of Landlord under this Lease.

g. **No Other Terms.** Lease and its written "exhibits" specified below constitute the entirety of terms of the tenancy; and supersede any and all prior or contemporaneous verbal agreements and/or understandings. There have been and there are no other representations, promises, or warranties regarding the tenancy property or the tenancy that have been made by Landlord or anyone else to Tenant. No alteration or modification of this Lease will be valid unless it is in writing and signed by Tenant(s) and Landlord/Authorized Agent for Landlord.

h. **Joint and Several Responsibility Guarantee.** It is agreed and understood that each Tenant signatory is individually, personally, jointly, and severally responsible for strict performance of every covenant and condition of this agreement regardless of whether the particular signatory has vacated the premises.

30. ADDITIONAL EXHIBITS: Additional exhibits lettered **Exhibit B (Guaranty)** are attached hereto and made a part hereof.

IN WITNESS WHEREOF, The parties hereto have executed this lease on the dates specified below:

LANDLORD/AGENT: WASHINGTON COMMERCE CENTER, LLC
By: WCC Management, LLC, Its Manager
By: BPT Management, LLC, Its Member
By: Business Property Trust, LLC, Its Member

BY: ______________________________

NAME PRINTED: Barry Raber ______________________ ______________
DATE

TITLE: Manager______________________

TENANT: **Mary Jane Entertainment, LLC**

BY: ______________________________ ______________
Individually DATE

NAME PRINTED: ______________________________

TITLE: ______________________________

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VACATING TENANT POLICY

Tenant has the duty to keep the premises, clean, sanitary and free from all accumulations of debris, filth, rubbish and garbage. Tenant shall return premises in as good of order, repair and cleanliness/sanitation as when received, reasonable wear and tear accepted.

Tenant may contract with directly, at their own expense, approved vendors to complete necessary repairs to the HVAC, Electrical, Plumbing, Drywall and Roof. Please contact the management office for a complete list of approved vendors.

1. Cleaning: Any costs of cleaning the business space will be charged to the departing tenant.
2. Carpet Cleaning and/or Replacement: Tenant shall leave the carpet clean, in as good of order, repair and cleanliness/sanitation as when received. Tenant will still be held accountable for any damage to the carpet, reasonable wear and tear excepted. In the event the carpet must be replaced, the costs will be borne according to the following schedule:
    a. 0-12 months occupancy: 100% Tenant
    b. 13-24 months occupancy: 75% Tenant, 25% Landlord
    c. 25-36 months occupancy: 50% Tenant, 50% Landlord
    d. 37-48 months occupancy: 25% Tenant, 75% Landlord
    e. 49+ months occupancy: 100% Landlord
3. Painting: Interior painting (reasonable wear and tear excepted) if necessary, will be charged to the departing tenant. Reasonable wear and tear does not include burns, dirt, stains, filth, large scratches or gouges, holes, tears, crayon or pen marks, and the like. Tenants may contract directly approved vendors to repaint and repair all or portions of the premises, as necessary, in a color and paint type approved in writing by management. In the event the premises must be repainted, the costs will be borne according to the following schedule:
    a. 0-12 months occupancy: 100% Tenant
    b. 13-24 months occupancy: 75% Tenant, 25% Landlord
    c. 25-36 months occupancy: 50% Tenant, 50% Landlord
    d. 37-48 months occupancy: 25% Tenant, 75% Landlord
    e. 49+ months occupancy: 100% Landlord
4. Signs/Decals: Tenant shall remove signs or decals placed on the windows prior to vacating the business space. Windows shall be left clean and in good condition. If signs and decals are not removed, landlord may remove them and charge tenant for cost of removal.
5. HVAC: Heating and air conditioning units shall be left in good working order. If the heating and cooling units are not functional upon move-out, landlord may complete the repair and charge Tenant for the cost.
6. Electrical: Light fixtures (including bulbs and ballasts), switches and electrical outlets shall be left fully operational. If any portion of the electrical system is not in good working order upon move out, Tenant shall be held accountable for repairs completed by Landlord.
7. Plumbing: All plumbing fixtures shall be left in a sanitary condition and in good working order with no leaks.
8. Security Systems: If a security system has been installed, it must be deactivated if it is to be left in the premises. If it is removed, the drywall must be patched to match the surrounding finish.
9. Damage: Any damage to the business space, reasonable wear and tear excepted, will be charged to the departing tenant.
10. Any damages in drywall must be patched to match the surrounding finish, damaged or stained ceiling tiles replaced, doors must be in good working order, and all roof penetrations must be patched using a licensed roofing contract or Landlord's choice. Alterations: Tenant shall not make any alterations to the Premises without Landlord's prior written consent. Upon move-out, Tenant must remove any alterations to the Premises at Landlord's discretion. If alterations are not removed, Landlord may remove alterations and charge Tenant for the cost of restoration.
11. The resolution of any deposit refunds or claims for damages shall be governed by the terms of this Lease.
12. Fire Extinguishers: Tenant shall be responsible for the maintenance and service of all fire extinguishers.

Exhibit A

Washington Commerce Center



605 E 70th Ave
525 E 70th Ave.
565 E 70th Ave
625 E 70th Ave.
665 E 70th Ave.
PREMISES
NORTH WASHINGTON STREET
70th AVENUE

Washington Commerce Center

525, 565, 605, 625, 665 E. 70th Ave

Denver, CO 80229

SITE PLAN

EXHIBIT B

LEASE GUARANTY

1. In consideration of, and in order to induce, the execution of that certain lease dated August 8, 2013 ("Lease Agreement"), by and between Washington Commerce Center, LLC ("Landlord") and Mary Jane Entertainment, LLC ("Tenant"), covering the premises known as 625 E 70th Avenue, Unit 5, Denver, CO 80229 each of the undersigned (collectively referred to as "Guarantor") does, on behalf of himself/herself and his/her successors and assigns, hereby irrevocably, unconditionally, jointly and severally guarantee unto Landlord, its successors and assigns, the prompt payment by Tenant of the rental and all other sums in the Lease in the manner and at the times therein prescribed, and the faithful performance by Tenant of all other terms, covenants and conditions to be performed by Tenant under the Lease.

2. This Guaranty shall not be affected by any deviation from or alteration of the terms, covenants or conditions of said lease or by any permitted assignment or subletting of all or any part of the lease, or be extinguished, modified or in any way affected by failure or delay on the part of Landlord to enforce any or all of the rights or remedies of Landlord whether pursuant to the terms of said lease or at law or in equity, and without regard to the validity of enforceability of the Lease. Guarantor waives any defense arising by reason of Tenant's disability or any other defense on the part of Tenant.

3. This Guaranty is a continuing one and shall terminate only upon payment by Tenant of any of the rental and other sums in the Lease and upon performance by Tenant of all duties and obligations therein contained.

4. The undersigned hereby waives notice (a) of any default by Tenant (i) in payment by Tenant of any of the rental or other sums hereby guaranteed and (ii) in performance by Tenant of the terms, covenants and conditions of said lease and (b) of acceptance by Landlord of this Guaranty.

5. The undersigned agrees that Landlord may from time to time extend the time for performance or otherwise modify, alter or change said lease and any or all provisions thereof and may extend the time for payment of the rental and all other sums hereby guaranteed and may receive and accept notes, checks and other instruments or the payment of money made by Tenant and extension and renewals thereon without in any way releasing or discharging the undersigned from its obligations hereunder. Notice of presentment of any such note or notes and/or notice of default in payment thereof at maturity and/or protest or notice of protest thereof is expressly waived.

6. This Guaranty may be immediately enforced upon any default by Tenant, without further notice to Guarantor. The insolvency of Tenant shall be deemed a default. The undersigned further consents that it shall not be necessary for Landlord, in order to enforce this Guaranty, to institute suit or exhaust its legal remedies against Tenant.

7. In the event an action is commenced by Landlord against the undersigned to enforce any of the terms or conditions of this Guaranty, Landlord shall be entitled to recover from the undersigned hereunder in any such action in which it shall prevail, reasonable attorney's fees which shall be fixed as part of the costs by the court or judge thereof in which such action shall be pending.

IN WITNESS WHEREOF, the undersigned has executed this Guaranty this _____ day of _____, 20 .

Guarantor(s):

By:______________________________________

Name: John B. Morgan

RENTAL ABATEMENT AGREEMENT

LANDLORD:	Washington Commerce Center, LLC, an Oregon Limited Liability Company
TENANT:	**Mary Jane Entertainment, LLC**
LEASED PREMISES:	625 East 70th Avenue, Units 5, Denver, CO 80229
LEASE DATE:	August 8, 2012

WITNESSETH

As additional consideration for the above-referenced Lease document, Landlord and Tenant further agree as follows:

All terms and conditions of the Washington Commerce Center, LLC Lease referenced above, shall be in full force and effect excepting that contrary to the provisions of Paragraph 1(g) "Term of Lease" and 1(i) "Initial Monthly Rent" of the Lease, the following rent shall apply:

DATE(s)	**RENT**
9/1/13 through 11/30/13	$0.00

Should Tenant default under any of the terms and conditions of the above-referenced Lease, the total amount of rent hereby abated will immediately become due and payable to Landlord by Tenant upon written notice.

IN WITNESS WHEREOF, the parties hereto executed this "Rental Abatement Agreement" concurrently with the Lease referenced above.

LANDLORD: Washington Commerce Center, LLC,
By: WCC 70 Management, LLC, its Manager,
By: BPT Management, LLC, its Member,
By: Business Property Trust, LLC its Member,

BY: ______________________________ DATE: ______________________
Barry Raber, Manager

TENANT: **Mary Jane Entertainment, LLC**

BY: ______________________________ DATE: ______________________

Printed Name: ______________________

Title: ______________________________